EXHIBIT 10.1

2005 ANNUAL INCENTIVE COMPENSATION PLAN AWARDS

For 2005, the awards to be paid to the named executive officers under the Company’s Annual Incentive Compensation Plan are as follows: Mr. Corbett - $2,534,015; Mr. Hager - $1,023,773; Mr. Crouch - $991,572; Mr. Wohleber - $793,257; and Mr. Pilcher - $686,379.